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                                  EXHIBIT 10.1

                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                             HAWAIIAN HOLDINGS, INC.

                                       AND

                                 DONALD J. CARTY

                                  JULY 26, 2004

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                            STOCK PURCHASE AGREEMENT

          THIS AGREEMENT (including all exhibits and schedules) (the
"Agreement") is made as of July 26, 2004, by and between Donald J. Carty
("Purchaser"), and Hawaiian Holdings, Inc., a Delaware corporation ("Company").
Unless otherwise provided, capitalized terms used herein are defined in Article
5 below.

          WHEREAS, the Company owns directly and indirectly all of the issued and outstanding capital stock of Hawaiian Airlines, Inc., a Hawaii corporation
("HAL").

          WHEREAS, HAL is a debtor in a case (the "Bankruptcy Case") filed in the United States Bankruptcy Court for the District of Hawaii (the "Bankruptcy
Court") (Case No. 03-00827) under Chapter 11 of Title 11 of the United States
Code, 11 U.S.C. Sections 101, et seq. (the "Bankruptcy Code") on March 21, 2003
(the "Chapter 11 Case").

          WHEREAS, on May 30, 2003, the U. S. Trustee's office with the approval of the Bankruptcy Court, selected an initial trustee to serve as the trustee in the Chapter 11 Case, who has since resigned and been replaced by a replacement trustee (the "Trustee").

          WHEREAS, THE COMPANY has not filed, and has not had filed against it, a petition for reorganization, or any other form of relief under the Bankruptcy
Code, and, therefore, continues to operate outside of the jurisdiction of the
Bankruptcy Court.

          WHEREAS, subject to the terms and conditions set forth herein,
Purchaser desires to acquire from the Company, a number of shares of common stock, par value $.01 per share of the Company (the "Common Stock"), equal to
$2,000,000 divided by the product of (x) the Market Price of the Common Stock and (y) .90 (the 'Acquired Stock"), and the Company desires to sell to Purchaser the Acquired Stock subject to the terms and conditions of this Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                           PURCHASE AND SALE OF STOCK

          1.1  Purchase and Sale of Acquired Stock

          At the Closing, upon the terms and subject to the conditions set forth in this Agreement, the Company shall issue, sell, assign, transfer and convey to
Purchaser, and Purchaser shall purchase and acquire from the Company, the
Acquired Stock.

          1.2  Purchase Price

          The aggregate purchase price for the Acquired Stock (the "Purchase
Price") is Two Million Dollars ($2,000,000).

          1.3  Manner of Payment of Purchase Price

          At the Closing, Purchaser shall pay the Purchase Price by wire transfer of immediately available funds to the Company, made to such bank account or accounts as the Company shall specify by written notice to Purchaser delivered in sufficient time to allow for the transfer to be so made in the ordinary course.

          1.4  Time and Place of Closing

          The closing of the transactions contemplated by this Agreement (the
"Closing") shall take place at the offices of the Company at 10:00 A.M. on the date this Agreement is executed and delivered by the parties hereto or on such other date as is mutually agreeable to Purchaser and the Company. The date of the Closing is herein referred to as the "Closing Date."

          1.5  Manner of Delivery of Shares

          At the Closing, the Company shall deliver to Purchaser an irrevocable instruction letter to its transfer agent to issue to Purchaser a stock certificate representing all of the Acquired Stock (the "Instruction Letter").

                                   ARTICLE 2

                             CLOSING AND DELIVERIES

          2.1  Deliveries at Closing

          (a) Company Deliveries. At the Closing the Company shall deliver or shall have previously delivered or otherwise made available to Purchaser each of the following:

               (i) An Officer's Certificate certifying as of the Closing Date
          (A) the certificate of incorporation of the Company and all amendments to date, and (B) the bylaws of the Company, as amended to date;

               (ii) the Instruction Letter; and

               (iii) a certificate of the Secretary of State of the State of
          Delaware that the Company is in good standing.

          Purchaser may waive any deliveries specified in this Section 2.1 if it executes a writing so stating.

          2.2  Purchaser's Deliveries

          At the Closing, Purchaser shall deliver the Purchase Price payable in accordance with Section 1.3 of this Agreement.

                                   ARTICLE 3

              REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY

          The Company represents and warrants to Purchaser that:

          3.1  Organization and Corporate Power

          The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware. The Company has all requisite corporate power to own its properties and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such license or qualification necessary.

          3.2  Authority

          The Company has all requisite corporate power and authority (a) to execute and deliver this Agreement and the other Acquisition Documents to which it is a party, and, (b) to perform its obligations hereunder (including, without limitation, all right, power, capacity and authority to issue, sell, transfer and convey the Acquired Stock as provided by this Agreement, subject to applicable federal and state securities law restrictions). This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy laws, similar laws of debtor relief and general principles of equity.

          3.3  No Violations

          Except as set forth in Schedule 3.3, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby by the Company, will violate (i) any confidentiality agreement, (ii) any Applicable Law, or (iii) any material provision of the charter or bylaws of the Company.

          3.4  Consents

          Except for any consent described in Schedule 3.4, no permit, consent, approval or authorization of, or declaration to or filing with, any Governmental
Authority is required in connection with any of the execution, delivery or performance of this Agreement by the Company or the consummation of the Company of any other transaction contemplated hereby.

          3.5  Valid Offering

          (a) Upon issuance of the Acquired Stock pursuant to this Agreement, the Acquired Stock will be duly and validly issued, fully paid and non-assessable, and the Purchaser

will receive good title thereto, free and clear of all Encumbrances except (i)
under the provisions of applicable federal and foreign and state securities law and (ii) as a result of acts of the Purchaser.

          (b) The Company has not taken any action that would result in the offering and sale of the Acquired Stock pursuant to this Agreement being treated as a public offering rather than a valid private offering under applicable law.

          3.6  Brokerage

                    There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this
Agreement based on any agreement made by or on behalf of the Company. The
Company will indemnify the Purchaser against any claim regarding brokerage commissions, finders' fees or similar compensation in connection with this transaction based on any agreement made by or on behalf of the Company.

                                   ARTICLE 4

               REPRESENTATIONS AND WARRANTIES CONCERNING PURCHASER

          Purchaser represents and warrants to the Company that:

          4.1  Capacity

          Purchaser is an individual with full capacity, power and authority to enter into this Agreement and perform its obligations hereunder.

          4.2  Authorization

          This Agreement constitutes a valid and binding obligation of
Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy laws, similar laws of debtor relief and general principles of equity.

          4.3  No Violation

          Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby by the Purchaser, will violate (i) any confidentiality agreement, or (ii) any Applicable Law.

          4.4  Consents

          Except for any consent described in Schedule 4.4, no permit, consent, approval or authorization of, or declaration to or filing with, any Governmental
Authority is required in connection with any of the execution, delivery or performance of this Agreement by the Purchaser or the consummation of the
Purchaser of any other transaction contemplated hereby.

          4.5  Brokerage

          There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this
Agreement based on any arrangement or agreement made by or on behalf of
Purchaser.

          4.6  Availability of Funds

          Purchaser has sufficient funds available on hand to enable Purchaser to consummate the transactions contemplated hereby and to permit Purchaser to timely perform all of its obligations under this Agreement.

          4.7  Part 121 Certificate

          Purchaser has not been denied a Part 121 certificate by the Department of Transportation.

          4.8  U.S. Resident

          Purchaser is a citizen of the United States within the meaning of 49
U.S.C. 40102(a)(15)(C).

          4.9  Knowledge of Appointment of Trustee for HAL

          Purchaser acknowledges that Company has not been involved in the management of HAL since the Trustee was appointed, that the Trustee has eliminated the Company's interaction with the employees of HAL, and that the
Trustee does not provide to the Company any information relating to HAL's business, operations, assets, liabilities, financial condition or results of operation which is not otherwise provided by the Trustee to the public on
http://www.hawaiianairlines.com.

          4.10 Knowledge and Experience.

          The Purchaser is a sophisticated investor with a past history of investing in and operating airlines and has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits, risks and suitability of an unregistered, non-liquid investment such as an investment in the Company, and has evaluated the merits, risks and suitability of such an investment. The Purchaser has expertise in, and is not relying on the Company with respect to, the corporate, Tax, legal, regulatory, bankruptcy and economic considerations involved in its investment in the Company. The Purchaser understands that the offer and sale of the Acquired Stock has not been approved or disapproved by the SEC or any other Governmental Authority. The Purchaser is dealing with the Company on a professional arms-length basis and neither the
Company nor any of its affiliates or representatives is acting as a fiduciary or advisor to the Purchaser with respect to this Agreement or any of the transactions contemplated hereby.

          4.11 Accredited Investor; Securities Law Restrictions.

          Purchaser is an "accredited investor" (as defined in Rule 501(a)(5)
under the Securities Act) and is acquiring the Acquired Stock hereunder for its own account. Purchaser is purchasing the Acquired Stock for investment purposes and not with a view to offer or sale thereof in connection with any public distribution or in any other manner that would violate the Securities Act or the securities or blue sky laws of any state or of any foreign jurisdiction or require registration thereunder. Purchaser will not offer or sell or otherwise dispose of any of the Acquired Stock so purchased in violation of the Securities
Act or the Exchange Act. Purchaser understands that the Acquired Stock is being offered and sold in reliance upon specific exemptions from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations and warranties of the
Purchaser set forth herein in order to determine the availability of such exemptions. The Purchaser understands and agrees that the Acquired Stock has not been registered under the Securities Act, or any foreign or state securities laws and that, accordingly, will not be transferable except as permitted under various exemptions contained in the Securities Act, foreign or state securities laws, or upon satisfaction of the registration and prospectus delivery requirements of the Securities Act. The Purchaser acknowledges and agrees that it must bear the economic risk of the Acquired Stock it is acquiring hereunder for an indefinite period of time because such stock has not been registered under the Securities Act and therefore cannot be transferred unless subsequently registered or an exemption from registration is available.

          4.12 No other Representations or Warranties.

          No representations or warranties have been made to the Purchaser by the Company or any director, officer, employee, agent or affiliate of the
Company other than the limited representations of the Company set forth herein and the Purchaser understands, acknowledges and agrees that the Company makes no other representations and warranties of any kind or nature, expressed or implied, all of which are specifically disclaimed by the Company. The decision of the Purchaser to purchase the securities being acquired by it pursuant hereto is based on the information contained in this Agreement and the Purchaser's own independent investigation of the Company. The Purchaser acknowledges that it has had an opportunity to ask questions of the executive officers of the Company with the full understanding that such executive officers were appointed to their positions on June 14, 2004, and has received sufficient information to evaluate its investment in the Company. The Purchaser has been, and will continue to be, solely responsible for making its own independent appraisal of an investigation into, and in connection with this Agreement and the transactions contemplated hereby it has made such an independent appraisal of an investigation into, the financial condition, creditworthiness, affairs, status and nature of the Company and its related companies and it has not relied, and will not hereafter rely, on the Company or any affiliate or representative of the Company with respect to such matters or to update Purchaser with respect to such matters.

          4.13 No Action Taken to Invalidate Private Placement.

          The Purchaser has not taken any action that would result in the offering of the Acquired Stock pursuant to this Agreement being treated as a public offering rather than a valid private offering under applicable law.

                                    ARTICLE 5

                                   DEFINITIONS

          5.1  Definitions

          For purposes hereof, the following terms when used herein shall have the respective meanings set forth below:

          "Acquisition Documents" means, collectively, this Agreement, and all agreements, instruments, certificates and other documents executed and delivered in connection herewith or contemplated hereby.

          "Applicable Law" means any Law or other legally enforceable obligation imposed by a Governmental Authority in the applicable jurisdiction

          "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of
New York.

          "Encumbrances" means all options, proxies, voting trusts, voting agreements, judgments, pledges, charges, escrows, rights of first refusal or first offer, mortgages, indentures, claims, transfer restrictions, liens, equities, security interests and other encumbrances of every kind and nature whatsoever, whether arising by agreement, operation of law or otherwise.

          "Governmental Authority" means any nation or government, any state, municipality, or other political subdivision thereof and any entity, body, agency, commission, department, board, bureau or court, whether domestic, foreign, or multinational, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any executive official thereof.

          "Knowledge" means: (a) with respect to the Company the actual knowledge of Lawrence S. Hershfield and Randall L. Jenson; and (b) with respect to the Purchaser the actual knowledge of Donald J. Carty.

          "Law" means any statute, law, ordinance, regulation, decision or rule of any Governmental Authority, whether foreign, federal, state, municipal, local or otherwise.

          "Market Price" means the closing price of the Common Stock on the
American Stock Exchange on the Business Day immediately preceding the Closing
Date.

          "Officer's Certificate" means a certificate delivered by a corporation's or limited liability the Company's president or its chief financial officer, stating that the officer signing such certificate has made or has caused to be made such investigations as are reasonably necessary in order to permit him to verify the accuracy of the information set forth in such certificate.

          "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a Governmental Authority or any department, agency or political subdivision thereof.

          "Representatives" shall mean any officer, director, member, shareholder, principal, attorney, agent, employee, banker, accountant, consultant or other representative.

          "Required Consents" shall mean those consents, if any, listed in
Schedule 3.4 that may be required in order to allow the Company to issue and sell the Acquired Stock to Purchaser free and clear of all liens, claims and encumbrances, and to make the other commitments set forth herein.

          "Securities Act" means the Securities Act of 1933, as amended.

          "SEC" means the Securities and Exchange Commission

          "The Exchange Act" means Securities Exchange Act of 1934, as amended.

                                   ARTICLE 6

                                  MISCELLANEOUS

          6.1  Press Releases and Communications.

          Except as required by The Exchange Act or the rules of the American
Stock Exchange, no press release, public announcement or statement related to this Agreement or the transactions contemplated herein, or any other announcement or communication to the employees, customers or suppliers of the
Company or the Company, shall be issued or made by any party hereto without the joint approval of Purchaser and the Company.

          6.2  Expenses.

          Except as otherwise expressly provided herein, each party shall pay all of its own expenses (including without limitation attorneys', consultants and accountants' fees and expenses) incurred in connection with the negotiation of this Agreement, the performance of their respective obligations hereunder and the consummation of the transactions contemplated by this Agreement (whether consummated or not).

          6.3  Notices.

          All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when personally delivered, delivered by
Federal Express or similar overnight courier service. Notices, demands and communications to Purchaser and the Company shall, unless another address is specified in writing, be sent to the address indicated below:

Notices to Purchaser:               with a copy (which shall not constitute
                                    delivery of notice) to:

Donald J. Carty                     ____________________________________________

                                    ____________________________________________

                                    ____________________________________________

Notices to the Company:             with a copy (which shall not constitute
                                    delivery of notice) to:

Hawaiian Holdings, Inc.             Swidler Berlin Shereff Friedman, LLP
c/o Ranch Capital LLC               The Chrysler Building
12730 High Bluff Drive, Suite 180   405 Lexington Avenue
San Diego, CA  92130                New York, New York 10174
                                    Attn: Charles I. Weissman, Esq.
Attn: Lawrence Hershfield           Tel: (212) 891-9268
                                    Fax: (212) 891-9598

Tel.: (858) 523-0171
Fax: (858) 523-1899

          6.4  Assignment

          This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by Purchaser or the Company without the written consent of the other party, such consent not to be unreasonably withheld.

          6.5  Severability

          Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

          6.6  No Strict Construction

          The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person.

          6.7  Amendment and Waiver

          Any provision of this Agreement or the Exhibits or Schedules attached hereto may be amended or waived only in writing signed by Purchaser and the
Company. No waiver of any provision hereunder or any breach or default thereof shall extend to or affect in any way any other provision or prior or subsequent breach or default.

          6.8  Complete Agreement

          This Agreement and the documents referred to herein contain the complete agreement between the parties hereto and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

          6.9  Counterparts

          This Agreement may be executed in multiple counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.

          6.10 Governing Law

          All matters relating to the interpretation, construction, validity and enforcement of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of Delaware.

          6.11 Submission to Jurisdiction

          All actions or proceedings arising in connection with this Agreement may be tried and litigated in the state or federal courts located in the State of Delaware. Each party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates that the state and federal courts located in the State of Delaware shall have in persona jurisdiction over each of them for the purpose of litigating any such dispute, controversy, or proceeding. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this Section 6.11 by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in Section 6.3 above. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

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          6.12 Descriptive Headings; Interpretation

          The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part hereof or define, limit or otherwise affect the meaning of any of the terms or provisions hereof. The use of the word "including" in this Agreement shall be by way of example rather than by limitation and shall be deemed to include the phrase "including without limitation."

          6.13 Construction of Certain Terms and Phrases

          Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) unless the context requires otherwise, words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; and (iv) the terms
"Article" or "Section" refer to the specified Article or Section of this
Agreement. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless business days are specified.

          6.14 No Third Party Beneficiaries

          This Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective heirs, personal legal representatives, successors and permitted assigns, the Purchaser Indemnified
Parties and the Company Indemnified Parties.

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                             HAWAIIAN HOLDINGS, INC.

                                             By: /s/ Randall L. Jenson
                                                 -------------------------------
                                                 Name: Randall L. Jenson
                                                 Title: Chief Financial Officer

                                                 /s/ Donald J. Carty
                                                 -------------------------------
                                                 DONALD J. CARTY

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